UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2006

CYMER, INC.

(Exact name of Registrant as specified in charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)          On March 27, 2006 our board of directors amended our Incentive Bonus Program (the “Program’) to provide that the board of directors may establish special bonus payout amounts for individuals under the Program. The Program, as amended, is summarized in Exhibit 99.1 attached hereto. In addition, our board of directors approved a special multiplier provision for the year ending December 31, 2006 that increases to the bonus amounts payable under the Program to six senior members of management, including our chief executive officer and our chief financial officer. Under the special provision, if we achieve certain revenue goals for 2006, the component of the executives’ bonuses attributable to our overall financial performance will be increased by a factor of up to 2 times.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1                           Summary description of Cymer, Inc. Incentive Bonus Program, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ Nancy J. Baker
Date: March 31, 2006		Nancy J. Baker
Senior Vice President and Chief Financial Officer